UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): September 8, 2009

Turbine Truck Engines, Inc.

(Exact name of small business issuer as specified in its charter)

Nevada	333-109118	59-3691650
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

917 Biscayne Boulevard, Suite 6, Deland, Florida 32724

(Address of principal executive offices)

386-943-8358

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

The TURBINE TRUCK ENGINES, INC., (“TURBINE”) entered into a LOI Joint Venture Agreement (the “Agreement”) dated September 7, 2009 with GENES GUOHAO TECHNOLOGY, Co., Ltd., a Chinese corporation (“GUOHAO”) for the purpose of providing a framework for the collaboration between the two companies on the modification of the Detonation Cycle Gas Turbine Engine (“DCGT”) for coal fired power generation engine applications. The terms of the Agreement call for GUOHAO to fully fund the project and devote all available resources towards the development of the new fuel source and to work in collaboration with all of TURBINE’S development partners in the Design Modifications, Construction, and Testing for a Dry Coal Slurry Fuel for the DCGT. Upon completion, GUOHAO will form a new corporation to Joint Venture with TURBINE. TURBINE, in return will then license the DCGT to the new entity for a 49% ownership interest. The Joint Venture, the terms of which are to be determined at a later date, will license the entity to manufacture and sell the DCGT coal fired engines in Mongolia.

Non-Disclosure Agreement of even date with the Agreement.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit	Description
10.1	LOI Joint Venture Agreement dated September 7, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Turbine Truck Engines, Inc.

Dated: September 8, 2009

/s/ Michael H. Rouse
Michael H. Rouse, CEO

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